Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $2,000,000.00	Loan Date 11-09-2010	Maturity 12-01-2011	Loan No. 67777	Call / Coll	Account	Officer JMW	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of the documents to any particular loan or item.

Any items above containing “***” has been omitted due to text length limitations.

Borrower:	American Power Group, Inc. 2503 East Poplar Algona, IA 50511	Lender:	Iowa State Bank Main Office 5 E. Call St. Algona IA, 50511

Principal Amount: $2,000,000.00	Date of Agreement: December 19, 2011

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated November 9, 2010, in the original loan amount of $2,000,000.00.

DESCRIPTION OF COLLATERAL. This note is secured by Security Agreements dated 03-04-2010, 1-4-2010, 10-21-2009, 9-21-2009, 9-9-2009, 11-9-2010 & Guaranty from GMTI (2,000,000 shares of GMTI) & $300,000 CD).

DESCRIPTION OF CHANGE IN TERMS. Lender hereby extends maturity date from December 1, 2011 to April 1, 2012.

The Note will require monthly interest payments that will commence on 01/01/12 & continue until maturity.

This extension will require accrued interest totaling $11,947.69 to be paid current as of 12-19-11.

All unpaid principal and accrued interest will be due on April 1, 2012.

All other terms to remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

AMERICAN POWER GROUP, INC.

By:   /s/ Charles E. Coppa

        Charles E. Coppa, CFO/Treasurer/Secretary of

        American Power Group, Inc.

LENDER:

IOWA STATE BANK

X /s/ Jason Wartick

Jason Wartick, Vice President